Exhibit 5.1

300 North LaSalle Chicago, Illinois 60654
(312) 862-2000	Facsimile: (312) 862-2200
www.kirkland.com

April 28, 2010

YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, Kansas 66211

Dear YRC Worldwide Inc.:

We are acting as special counsel to YRC Worldwide Inc., a Delaware corporation (the “Company”), and each of the Company’s subsidiaries listed on Schedule I hereto (collectively, the “Guarantors”), in connection with the preparation of the Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) originally filed with the Securities and Exchange Commission (the “Commission”) on February 12, 2010, under the Securities Act of 1933, as amended (the “Securities Act”), by the Company and the Guarantors. The Registration Statement relates to the resale by the selling securityholders named therein from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”), of up to $70,000,000 in aggregate principal amount of the Company’s 6% Convertible Senior Notes due 2014 (the “Notes”), the guarantees of the Guarantors with respect to the Notes (the “Guarantees”) and up to 201,880,000 shares of the Company’s common stock, par value $0.01 per share, which are issuable on account of the Notes (the “Shares” and together with the Notes and the Guarantees, the “Securities”), as described in the Registration Statement.

On February 23, 2010, Notes in an aggregate principal amount of $49,800,000 (the “Initial Notes”), were issued pursuant to that certain Note Purchase Agreement (the “NPA”), dated as of February 11, 2010, by and among the Company, the Guarantors and the purchasers named therein and an indenture, dated as of February 23, 2010, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Indenture” and collectively with the NPA, the “Transaction Documents”). Additional Notes in an aggregate principal amount of $20,200,000 (the “Additional Notes”) will be issued pursuant to the Transaction Documents provided that certain additional closing conditions as set forth in the NPA are satisfied or waived in accordance with the terms of the NPA. The Initial Notes and the Additional Notes are collectively referred to herein as the Notes.

Hong Kong	London	Los Angeles	Munich	NewYork	Palo Alto	San Francisco	Shanghai	Washington, D.C.

YRC Worldwide, Inc.

April 28, 2010

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company and the Guarantors, (ii) minutes and records of the corporate proceedings of the Company and the Guarantors, (iii) the Registration Statement and the exhibits thereto, (iv) the Transaction Documents and (v) the Initial Notes and the Guarantees in respect to the Initial Notes (the “Initial Guarantees”).

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Guarantors. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and the Guarantors.

We have also assumed that:

(i) the Registration Statement will be effective at the time the Securities are offered as contemplated by the Registration Statement;

(ii) any applicable prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby to the extent necessary;

(iii) all Securities will be offered and sold in the manner stated in the Registration Statement or any applicable prospectus supplement;

(iv) the Additional Notes and the Guarantees with respect to the Additional Notes (the “Additional Guarantees”) will be issued and sold in accordance with, and in the form and containing the terms as set forth in, the Transaction Documents; and

(v) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Securities to be offered and sold in the manner stated in the Registration Statement or any applicable prospectus supplement.

YRC Worldwide, Inc.

April 28, 2010

Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1. The Initial Notes constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2. The Initial Guarantees constitute valid and binding obligations of the Guarantors enforceable against the respective Guarantors in accordance with their terms.

3. The Additional Notes and the Additional Guarantees, when duly authorized, executed and delivered by the Company and the Guarantors, respectively, in accordance with the Transaction Documents, will be valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the respective Guarantors in accordance with their terms.

4. The Shares issuable on account of the Notes are duly authorized and, when issued and delivered by the Company in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any laws except the federal securities laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws and, with respect to YRC Logistics Services, Inc., an Illinois corporation, the Illinois Business Corporation Act of 1983, including the applicable statutory provisions, the rules and regulations underlying those provisions, and applicable judicial and regulatory determinations of the State of Illinois. For purposes of our opinion that the Initial Guarantees are valid and binding obligations of the Guarantors and that the Additional Guarantees, when duly authorized, executed and delivered by the Guarantors in accordance with the Transaction Documents, will be valid and binding obligations of the Guarantors, we have, without conducting any research or investigation with respect thereto, relied on the opinions of: (i) Morgan Lewis & Bockins LLP, with respect to Roadway Next Day Corporation and USF Glen Moore Inc., each a Pennsylvania corporation, (ii) Clark Hill PLC, with respect to USF Holland Inc., a Michigan corporation, (iii) Stoel Rivers LLP, with respect to USF Reddaway Inc., an Oregon corporation, and (iv) Kobayashi, Sugifa & Goda, with respect to IMUA Handling Corporation, a Hawaii

YRC Worldwide, Inc.

April 28, 2010

corporation, that such Guarantors have the requisite corporate power and authority to perform their respect obligations under the Indenture and the applicable Guarantees and that such Guarantees do not conflict with, or require consents under the laws of the Guarantors’ respective states of organization. We are not licensed to practice in any of these states.

We express no opinion with respect to the enforceability of: (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

To the extent that the obligations of the Company under the Indenture may be dependent on such matters, we assume for purposes of this opinion that the applicable trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the applicable trustee and constitutes the legally valid and binding obligations of such trustee, enforceable against such trustee in accordance with its terms; that the applicable trustee is in compliance, generally and with respect to acting as an agent under the Indenture with all applicable laws and regulations; and that the applicable trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement filed pursuant to Rule 462(b) of the Rules with respect to the registration of additional Securities for sale in any offering contemplated by the Registration Statement and shall cover such additional Securities.

YRC Worldwide, Inc.

April 28, 2010

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be sold from time to time by the holders thereof as contemplated by the Registration Statement, and this opinion is limited to the laws, including the Rules, as in effect on the date on which the Registration Statement is declared effective by the Commission under the Securities Act, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States, laws of the State of New York, the General Corporation Law of the State of Delaware or the Illinois Business Corporation Act of 1983 be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP

Schedule I

Subsidiary Guarantors

Exact Name as Specified in its Charter	State of Incorporation or Organization
Globe.com Lines, Inc.	Delaware
YRC Inc.	Delaware
YRC Logistics, Inc.	Delaware
YRC Logistics Global, Inc.	Delaware
Roadway LLC	Delaware
Roadway Next Day Corporation	Pennsylvania
YRC Enterprise Services, Inc.	Delaware
YRC Regional Transportation, Inc.	Delaware
USF Sales Corporation	Delaware
USF Holland Inc.	Michigan
USF Reddaway Inc.	Oregon
USF Glen Moore Inc.	Pennsylvania
YRC Logistics Services, Inc.	Illinois
IMUA Handling Corporation	Hawaii